KISH LEAKE & ASSOCIATES, P.C.
                        Certified Public Accountants



J.D. Kish, C.P.A., M.B.A.              7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                   Englewood, Colorado 80111
  --------------------                          Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                        Facsimile (303) 779-5724







            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Amendment #2 to Form SB-2 of our report dated December 22, 1997, relating to the financial statements of Wallstreet Racing Stables, Inc. for the fiscal year ended June 30, 1997 and the period July 18, 1995 (inception) through June 30, 1996 and the three month interim period ended September 30, 1997 (unaudited).



/s/ Kish, Leake and Associates, P.C.
Kish, Leake and Associates, P.C.
Certified Public Accountants
December 22, 1997